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                                                                   EXHIBIT 3.2.1

                                     BYLAWS

                                       OF

                          STRATEGIC TIMBER TRUST, INC.

                             (a Georgia corporation)



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                                TABLE OF CONTENTS


ARTICLE 1

         DEFINITIONS..............................................................................................1

ARTICLE 2

         SHARE CERTIFICATES.......................................................................................2
         2.1      Share Certificates..............................................................................2
         2.2      List of Shareholders............................................................................2
         2.3      Transfers of Shares.............................................................................2
         2.4      Lost Certificates...............................................................................2

ARTICLE 3

         SHAREHOLDERS' MEETINGS...................................................................................3
         3.1      Annual Meetings of Shareholders.................................................................3
         3.2      Special Meetings of Shareholders................................................................3
         3.3      Notice..........................................................................................3
                  (a)      Method; Time; Content..................................................................3
                  (b)      Waiver of Notice.......................................................................3
         3.4      Voting..........................................................................................3
         3.5      Presiding Officer...............................................................................4
         3.6      Quorum; Voting Requirements; Adjournment........................................................4
         3.7      Written Consent of Shareholders.................................................................4

ARTICLE 4

         BOARD OF DIRECTORS.......................................................................................4
         4.1      Powers of Board.................................................................................4
         4.2      Number and Election of Board....................................................................4
         4.3      Board Vacancies.................................................................................4
         4.4      Quorum and Conduct of Meetings of Directors.....................................................5
         4.5      Meetings of Board; Notice.......................................................................5
                  (a)      Meetings and Timing and Content of Notice..............................................5
                  (b)      Waiver of Notice.......................................................................5
         4.6      Written Consent of Board........................................................................6
         4.7      Telephonic Meetings of Board....................................................................6
         4.8      Removal of Board................................................................................6

ARTICLE 5

         OFFICERS.................................................................................................6

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
         5.1      Officers........................................................................................6
         5.2      Chief Executive Officer.........................................................................6
         5.3      President.......................................................................................7
         5.4      Secretary.......................................................................................7
         5.5      Treasurer.......................................................................................7
         5.6      Vice Presidents.................................................................................7
         5.7      Removal of Officers and Agents..................................................................8
         5.8      Vacancies.......................................................................................8


ARTICLE 6

         SEAL.....................................................................................................8

ARTICLE 7

         INDEMNIFICATION AND INSURANCE............................................................................8
         7.1      Indemnification.................................................................................8
                  (a)      General................................................................................8
                  (b)      Non-Officer/Non-Director Agents and Employees..........................................9
                  (c)      Subsequent Amendment...................................................................9
                  (d)      Other Rights; Indemnification Agreements; Certain Limitations..........................9
                  (e)      Continuation of Right to Indemnification...............................................9
                  (f)      Savings Clause.........................................................................9
         7.2      Insurance......................................................................................10

ARTICLE 8

         AMENDMENT...............................................................................................10


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                                      ii


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                                     BYLAWS

                                       OF

                          STRATEGIC TIMBER TRUST, INC.


                                    ARTICLE 1

                                   DEFINITIONS

         The following terms used in these Bylaws shall have the meanings set forth below:

         (a) "Articles of Incorporation" means the Articles of Incorporation of the Corporation as amended from time to time.

         (b)      "Board" means the Board of Directors of the Corporation.

         (c)      "Bylaws" means these Bylaws as amended from time to time.

         (d)      "Corporation" means Strategic Timber Trust, Inc.

         (e) "GBCC" means the Georgia Business Corporation Code or any successor law of the State of Georgia and a reference to a particular section of the GBCC shall refer to successor sections of such law or successor law.

         (f)      "Section" means a section of these Bylaws.

         (g)      "Shareholders" means the shareholders of the Corporation.

For purposes of the Bylaws: (i) titles and captions in, and the table of contents of, the Bylaws are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of the Bylaws or the intent of any of their provisions; and (ii) "including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.







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                                    ARTICLE 2

                               SHARE CERTIFICATES

         2.1 Share Certificates. Share certificates shall be issued in consecutive order and shall be numbered in the order in which they are issued. They shall be signed by the Chief Executive Officer, if any, the President or a Vice President and the Secretary or an Assistant Secretary, and if there is a seal of the Corporation, such seal (or a facsimile of it) shall be affixed to share certificates. On the stub of each share certificate, which stubs shall be kept in the share records of the Corporation, shall be entered the name and address of the owner of the shares, the number of shares, and the date of issue. Each share certificate exchanged or returned shall be cancelled and placed with its stub in the share records of the Corporation.

         2.2 List of Shareholders. The Corporation shall maintain at its principal place of business or registered office a record of the names and addresses of its Shareholders and the number of shares held by each, which shall be maintained and made available in accordance with Georgia law.

         2.3 Transfers of Shares. Transfers of shares of the Corporation shall be made in the share records of the Corporation upon surrender of the certificate for such shares signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized to so sign (or accompanied by a separate stock transfer power so signed) and otherwise in accordance with and subject to the applicable provisions of the Uniform Commercial Code as in effect in the State of Georgia, and subject to such other reasonable and lawful conditions and requirements as may be imposed by the Corporation or the Bylaws. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner of such shares, the person in whose name shares are registered on the share records of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         2.4 Lost Certificates. The Chief Executive Officer, if any, or the President may issue a new share certificate in place of any certificate previously issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed and, if he in his sole discretion deems it appropriate, the delivery of a commercial indemnity bond issued by a company approved by him in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.



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                                    ARTICLE 3

                             SHAREHOLDERS' MEETINGS

         3.1 Annual Meetings of Shareholders. The annual meeting of the Shareholders shall be held within the first four months after the end of each fiscal year of the Corporation at such time and place, within or without the State of Georgia, as may from time to time be fixed by the Board. The failure to hold the annual meeting shall not work a forfeiture of or otherwise affect valid corporate acts.

         3.2 Special Meetings of Shareholders. Special meetings of the Shareholders may be called at any time by the Board, the Chief Executive Officer, if any, or the President, or by the Corporation upon the written request of the holder or holders of at least 25 percent of the outstanding shares of the Corporation entitled to vote on any issue proposed to be considered at the proposed special meeting. Special meetings of the Shareholders shall be held at such time and place, within or without the State of Georgia, as may be determined by the person or persons calling the meeting.

         3.3 Notice.

                  (a) Method; Time; Content. The Secretary or an Assistant Secretary or the officer or persons calling the meeting shall deliver a written notice of the place, day and time of each meeting of the Shareholders, not less than ten (10) nor more than sixty (60) days before the date of the meeting and otherwise in accordance with applicable law, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage prepaid, addressed to the Shareholder at his address as it appears on the share records of the Corporation. The notice of a special meeting of Shareholders shall state the purpose or purposes for which the meeting is called.

                  (b) Waiver of Notice. Notice of a meeting of the Shareholders need not be given to any Shareholder who signs a waiver of notice, either before or after the meeting, which is filed in the minutes of the proceedings of the Shareholders. Attendance of a Shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a Shareholder attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

         3.4 Voting. Except as otherwise required by law, by the Articles of Incorporation, by filings with the Georgia Secretary of State fixing and determining the voting rights of shares of the Corporation, or by the Bylaws, at any meeting of the Shareholders, each Shareholder entitled to vote at such meeting shall have one vote, in person or by proxy, for

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each share having voting rights held by him and registered in his name on the books of the Corporation at the record date fixed or otherwise determined for such meeting.

         3.5 Presiding Officer. The Chief Executive Officer shall preside at meetings of the Shareholders or, if the Chief Executive Officer is absent or if the Corporation has not elected a Chief Executive Officer, the President shall preside at meetings of the Shareholders; provided, however, that the Chief Executive Officer or the President may delegate his authority to preside at meetings of the Shareholders pursuant to Section 5.2 or 5.3.

         3.6 Quorum; Voting Requirements; Adjournment. At all meetings of the Shareholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, and, if a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a bylaw adopted by the Shareholders under GBCC ss. 14-2-1021 or the GBCC requires a greater number of affirmative votes. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         3.7 Written Consent of Shareholders. Any action required by the GBCC to be taken at a meeting of the shareholders of the corporation or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by the persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted


                                    ARTICLE 4

                               BOARD OF DIRECTORS

         4.1 Powers of Board. Subject to the Bylaws or any lawful agreement between or among the Shareholders, the business and affairs of the Corporation shall be managed under the direction of the Board.

         4.2 Number and Election of Board. The Board shall consist of such number of directors as is established from time to time by the Shareholders. Each director shall be elected at an annual or special meeting of the Shareholders or otherwise as provided by the Bylaws or applicable law, to serve until the next succeeding annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal.

         4.3 Board Vacancies. Except as otherwise provided in this Section 4.3, any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the

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remaining directors though less than a quorum of the Board, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the Shareholders. Any vacancy arising as a result of the removal of a director by the Shareholders may be filled by the Shareholders or, if the Shareholders so authorize, by the remaining director or directors, but only for the unexpired term of his predecessor in office. The Board may fill a vacancy created by an increase in the number of directors as provided for in
Section 4.2, but only for a term of office continuing until the next annual election of directors by the Shareholders and the election and qualification of a successor.

         4.4 Quorum and Conduct of Meetings of Directors. A majority of the directors shall constitute a quorum for the transaction of business. Except as otherwise provided in the Bylaws, all resolutions adopted and all business transacted by the Board shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. The Chief Executive Officer, if he is a director or, in his absence, or if the Corporation has not elected a Chief Executive Officer and if the President is a director, the President shall preside at all meetings of the Board; provided, however, that each of the Chief Executive Officer or the President may delegate his authority to preside at Board meetings pursuant to Section 5.2 or 5.3, respectively. If neither the Chief Executive Officer nor the President is a director, or if neither is present, the Board shall select a director as chairman for each meeting.

         4.5 Meetings of Board; Notice.

                  (a) Meetings and Timing and Content of Notice. The Board shall meet annually immediately following the annual meeting of the Shareholders; provided, however, that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts. A special meeting of the Board may be called at any time by the President, the Chief Executive Officer, if any, or by any two directors, on at least two days' notice, which may be given orally or by personal delivery, first class mail, telegram, cablegram, facsimile transmission or private courier. The notice shall be deemed given the earlier of (a) five days after its deposit in the mail, with first class postage prepaid and correctly addressed, (b) when received, or (c) when delivered in writing to the director at his last known principal place of business or residence. Any meeting of the Board may be held within or without the State of Georgia at such place as may be determined by the person or persons calling the meeting.

                  (b) Waiver of Notice. Notice of a special meeting may be waived by an instrument in writing signed by the director waiving notice and filed with the minutes of the proceedings of the Board. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business.


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         4.6 Written Consent of Board. Any action required to be taken at a meeting of the Board, or any action that may be taken at a meeting of the Board, may be taken without a meeting if a consent in writing setting forth the action taken shall be signed by all the directors and shall be filed with the minutes of the proceedings of the Board.

         4.7 Telephonic Meetings of Board. Any action required to be taken at a meeting of the Board, or any action that may be taken at a meeting of the Board, may be taken at a meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. In all other respects the provisions of
Article 4 of the Bylaws with respect to meetings of the Board shall apply to such a meeting.

         4.8 Removal of Board. At any meeting of the Shareholders with respect to which notice of such purpose has been given, the entire Board or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote.


                                    ARTICLE 5

                                    OFFICERS

         5.1 Officers. The Board shall appoint a President, a Secretary and a Treasurer and may appoint a Chief Executive Officer, one or more Vice Presidents, and such other officers, assistant officers and agents as the Board shall determine. The Chief Executive Officer, if any, or the President may appoint one or more Vice Presidents and such other officers, assistant officers and agents as such officer may determine. Appointment of an officer, an assistant officer or an agent shall not of itself create any contract rights. Any such officers, assistant officers or agents so appointed shall perform such duties as are set forth in the Bylaws and as the appointing action provides, and, unless such action otherwise provides, such appointed officers and assistant officers shall perform such duties as are generally performed by officers or assistant officers, appointed by the Board, having the same title. Any two or more offices may be held by the same person.

         5.2 Chief Executive Officer. The Chief Executive Officer, if any, shall preside at all meetings of the Shareholders and, if he is a director, at meetings of the Board. He may delegate his authority to preside at such meetings to any other director or to an officer of the Corporation. The Chief Executive Officer shall have the power to enter into and execute contracts on behalf of the Corporation and to sign certificates, contracts or other instruments on behalf of the Corporation and shall have and exercise all such other duties and powers as are incident to this office or properly prescribed by the Board. The Chief Executive Officer

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may exercise any powers, authorities or functions granted or designated to be performed by the President under the Bylaws or by applicable law.

         5.3 President. The President, subject to the direction of the Board and the Chief Executive Officer, if any, shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation, general and active management of the financial affairs of the Corporation, and supervision and direction of the actions of the other officers of the Corporation. He shall have the authority to execute bonds, mortgages or other contracts, agreements or instruments on behalf of the Corporation. If there is no Chief Executive Officer, or if the Chief Executive Officer is absent and has not delegated his authority to preside, the President shall preside at meetings of the Shareholders and, if he is a director, at meetings of the Board or he may delegate his authority to preside at such meetings to any other director or to an officer of the Corporation. The President shall have the authority to institute or defend legal proceedings when the directors are deadlocked.

         5.4 Secretary. The Secretary shall keep minutes of all meetings of the Shareholders and the Board, shall have charge of the minute books, share records and seal of the Corporation, shall have the authority to certify as to the corporate books and records, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board.

         5.5 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the Corporation. He shall, in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or the Board.

         5.6 Vice Presidents. The Vice Presidents, if any, shall perform such duties and exercise such powers as the President or the Board shall request or delegate and, unless the Board or the President otherwise provides, shall perform such other duties as are generally performed by vice presidents with equivalent restrictions, if any, on title. In the absence of the President or in the event of his death or inability to act, the Vice Presidents shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute bonds, mortgages or other contracts, agreements or instruments on behalf of the Corporation, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated to perform such duties at the time of his appointment, or in the absence of any designation, then by the Vice President with the most seniority in office (or if more than one Vice President is appointed at the same meeting, by the Vice President first listed in the resolution appointing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.


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         5.7 Removal of Officers and Agents. Any officer, assistant officer or agent appointed by the Board may be removed, with or without cause, by the Board. Any officer, assistant officer or agent appointed by the Chief Executive Officer or the President may be removed, with or without cause, by the officer appointing him or by the Board. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

         5.8 Vacancies. Any vacancy, however occurring, in any office may be filled by the Board.


                                    ARTICLE 6

                                      SEAL

         The seal of the Corporation, if any, shall be in such form as the Board may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him on the share certificates and such other papers as may be directed by law, by the Bylaws or by the Board.


                                    ARTICLE 7

                          INDEMNIFICATION AND INSURANCE

         7.1 Indemnification.

                  (a) General. Pursuant to GBCC ss.14-2-859(a), the Corporation shall indemnify, and shall advance funds to pay for or reimburse expenses to, each person who:

                           (i) is or was a director or officer of the Corporation (including the heirs, executors, administrators or estate of such person); or

                           (ii) while holding a status described in (a) above, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted under, and in accordance with the procedures required by, the GBCC.



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                  (b) Non-Officer/Non-Director Agents and Employees. The Board
may indemnify, or advance expenses in connection with a proceeding that may be the subject of indemnification to, a non-officer or non-director agent or employee of the Corporation if, to the extent and on such terms as the Board may from time to time determine.

                  (c) Subsequent Amendment. No amendment, termination or other elimination of this Article 7 or of any relevant provisions of the GBCC or any other applicable law shall affect or diminish in any way the rights to indemnification under this Article 7 with respect to any action, suit or proceeding arising out of, or relating to, any event, act or omission occurring or fact or circumstance existing prior to such amendment, termination or other elimination.

                  (d) Other Rights; Indemnification Agreements; Certain Limitations. The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this Section 7.1 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled pursuant to any applicable law (including court-ordered indemnification pursuant to GBCC ss.14-2-854), to any agreement, or to any vote of shareholders (including a vote pursuant to GBCC ss.14-2-856) or of disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while an officer or director. Nothing contained in this Article 7 shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements which provide indemnification rights and procedures permitted by the GBCC. Notwithstanding the foregoing or any other provision of the Bylaws, the Corporation's Articles of Incorporation or applicable law, indemnification of a director shall not be permitted (i) for any appropriation, in violation of the director's duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law,
(iii) for the types of liability set forth in GBCC ss. 14-2-832, or (iv) for any transaction from which he or she received an improper personal benefit; and indemnification of officers shall not be permitted if inconsistent with public policy.

                  (e) Continuation of Right to Indemnification. All rights to indemnification under this Article 7 shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of heirs, executors, administrators and the estate of such person, and shall be deemed to be a contract between the Corporation and each such person or entity. This
Article 7 shall be binding upon any successor corporation to the Corporation, whether by way merger, consolidation, liquidation, dissolution or otherwise.

                  (f) Savings Clause. If this Article 7 or any portion of it shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify persons specified in this Article 7 to the full extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the full extent permitted by applicable law.


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         7.2 Insurance. The Corporation may purchase and maintain insurance at its expense, to protect itself and any person or entity described in subsection
(a) of Section 7.1 against any such liability, cost, payment or expense whether or not the Corporation would have the power to indemnify such person or entity against such liability, cost, payment or expense.


                                    ARTICLE 8

                                    AMENDMENT

                  Subject to the Articles of Incorporation and the GBCC, the Bylaws may be amended at any meeting of the Shareholders at which a quorum exists if the votes in favor of the amendment exceed the votes opposed to the amendment, or at any meeting of the Board by an affirmative vote of a majority of the number of directors fixed in or pursuant to the Bylaws. The Shareholders may prescribe that any bylaws adopted by them shall not be altered, amended or repealed by the Board.


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